                             THIRD AMENDED AND RESTATED
                              SHAREHOLDERS' AGREEMENT



     THIS THIRD AMENDED AND RESTATED SHAREHOLDERS' AGREEMENT is entered into as of this 3rd day of April, 1998, by and among ILD TELESERVICES, INC., a Delaware corporation formerly known as ILD Communications, Inc. (the "Corporation"); and INTELLICALL, INC., a Delaware corporation ("Intellicall"), TRIAD-ILD PARTNERS, L.P., a Georgia limited partnership ("Triad I"), TRIAD-ILD PARTNERS II, L.P., a Georgia limited partnership ("Triad II"); TRIAD-ILD PARTNERS III, L.P., a Georgia limited partnership ("Triad III")(Triad I, Triad II and Triad III shall collectively be referred to as "Triad-ILD"), MORRIS TELECOMMUNICATIONS, LLC, a Georgia limited liability company ("Morris"); REGINALD P. MCFARLAND, a Georgia resident ("McFarland"); STEPHENS HOLDING COMPANY ("Stephens"); CLARK ENTERPRISES, INC. ("Clark"); NELSON E. BOWERS, a Tennessee resident ("Bowers"); WILLIAM K. HOLMES, a Georgia resident ("Holmes"); and WORLDCOM, INC., a Georgia corporation ("WorldCom"), as shareholders of the Corporation.

                                W I T N E S S E T H:

     WHEREAS, Intellicall, Triad I and Morris (sometimes referred to as the "Original Signatories") and the Corporation are parties to that certain Shareholders' Agreement dated May 10, 1996; WorldCom, Inc. and Triad II became a signatory upon the execution of the Amended and Restated Shareholders' Agreement dated as of August 31, 1997; and McFarland became a signatory upon execution of the Second Amended and Restated Shareholders' Agreement dated as of December 15, 1997;

     WHEREAS, Stephens, Clark, Bowers and Holmes have become shareholders as of April 3, 1998 by virtue of the purchase of certain shares of capital stock of the Corporation from Intellicall;

     WHEREAS, the Shareholders own as of the date hereof the issued and outstanding capital stock of the Corporation in the amounts and in the classes set forth on Exhibit "A" which is expected to change to the amounts and classes referenced on Exhibit "A-1 by the end of April, 1998 in connection with the consummation of the "Intellicall Permitted Transaction" referenced in Section
1.04 f. hereof; and

     WHEREAS, the Shareholders believe it is in the best interest of the Shareholders and the. Corporation to make provisions for the future disposition of the Shares, and to enter into certain agreements respecting the Corporation's affairs;

     NOW, THEREFORE, in consideration of the premises and mutual obligations contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:


                                     ARTICLE I
                                    DEFINITIONS

     Whenever used in this Agreement, the following terms have the respective meaning set forth below:

     1.01. "AFFILIATE" of any Shareholder that is an entity shall mean any shareholder, manager or general partner of such Shareholder, or any shareholder, manager or general partner of an entity that indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Shareholder.

     1.02. "AGREEMENT" means this Agreement together with any amendments made in the manner described in this Agreement.

     1.03.  "CORPORATION" means ILD Teleservices, Inc., a Delaware corporation.

     1.04.  "PERMITTED TRANSFER" means:

            a. Any Transfer by a Shareholder to an Affiliate provided that such Affiliate did not become an Affiliate for the purpose of the Transfer, or in the event that any individual becomes a Shareholder hereunder, any Transfer by such individual during his lifetime to his spouse, children and/or grandchildren, or to a trust or similar instrument for the benefit of one or more of the foregoing, or any testamentary disposition of Shares by such individual to his spouse, children and/or grandchildren;

            b. Any Transfer to any other Shareholder whether or not an original signatory hereto, or any Affiliate of such other Shareholder provided that such Affiliate did not become an Affiliate for the purpose of the Transfer;

            c. Any Transfer from a Shareholder to the Corporation as permitted or contemplated pursuant to the operative instrument or corporate governance document, such as redemption of preferred stock pursuant to the Corporation's Second Amended and Restated Certificate of Incorporation;

            d. Any Transfer by pledge or collateral assignment by Intellicall to its senior secured lender; or

            e. A Transfer by McFarland of up to 1,100 Shares to the persons on Exhibit B hereto (hereinafter a "McFarland Permitted Transfer").

            f. A Transfer by Intellicall of up to 1539 shares of Series A stock pursuant to that Stock Purchase Agreement between Intellicall and SMCO Investments, LLC. to the members or assignees of SMCO Investments, LLC.

     1.05. "SHAREHOLDER" means Triad I, Triad II, Triad III, Morris, Intellicall, Stephens, Clark, Bowers, Holmes, WorldCom, and McFarland, and any other person or entity to whom any shares of capital stock are transferred by the Corporation or any of the foregoing (except for issuance of shares, whether upon sale by the Corporation or pursuant to the exercise of warrants or options, whereby such person or entity, and such person's or entities' Affiliates, would thereby hold less than 2,500 shares of capital stock in the aggregate on a fully-diluted basis), it being recognized that any such transfer must not violate any of the provisions of this Agreement and that all successive transferees will be bound by the terms hereof as fully and completely as if such transferees were original parties of this Agreement; provided, however, that the entities "Sirrom Capital Corporation" or "Reedy River Ventures Limited Partnership", or their successors or assigns, in their capacity as shareholders of the Corporation upon exercise of certain warrants, or conversion of certain notes, granted to them by the Corporation shall not be considered a Shareholder hereunder and the shares of common stock to be issued under such warrants shall not be subject to any of the terms, conditions or restrictions of this Agreement.

     1.06. "SHARES" means the shares of capital stock of the Corporation, of whatever class, series or designation, held by any Shareholder, together with any and all shares of capital stock hereinafter acquired by any Shareholder. The term Shares shall be deemed to also include any shares of capital stock which any Shareholder has or may receive the right to receive by virtue of the exercise of any warrants, options or other rights to acquire Shares or securities convertible in Shares, either presently or in the future.

     1.07. "TRANSFER" means any sale, assignment, pledge or other transfer or encumbrance, whether outright or as security, whether with or without consideration, and whether voluntary, involuntary, or by operation of law (including, but not limited to, any sale, exchange, gift, or assignment), of all or any part of any right, title or interest (including, but not limited to, voting rights) in or to any Shares.

     1.08. "VOTING STOCK" means the $.01 par value common stock of the Corporation and the $.01 par value Series A Preferred Stock of the Corporation.



                                     ARTICLE II
                         RESTRICTIONS ON TRANSFER OF SHARES

     2.01. RESTRICTIONS ON TRANSFER. No Shareholder shall Transfer any interest in, or any part of, its Shares, and any such attempted Transfer shall be null and void and of no force and effect unless all of the following conditions are met:

            (a) All transferees proposing to receive a Transfer of Shares (other than a transferee who is already a party hereto or transferees by virtue of a McFarland Permitted Transfer) shall agree in writing (as a condition to such Transfer) that it or he will, if so requested by the Corporation, be bound by and will receive and hold such Shares or interest therein subject to this Agreement. Upon such transfer, such transferee shall be a Shareholder hereunder and shall be subject to the rights and obligations of the transferring Shareholder set forth in this Agreement;

            (b) Such Transfer of Shares is effected pursuant to registration requirements (or an exemption therefrom) under the Securities Act of 1933 (and regulations thereunder) or SEC Rule 144, as well as any applicable state securities laws, and if in the reasonable judgment of counsel for the Company some question exists as to the applicability of such exemption(s), then such Transfer shall also include an opinion of counsel for the transferring Shareholder stating that such exemption(s) are applicable;

            (c) Such Transfer is either a Permitted Transfer or the transferring Shareholder shall have first complied with any of the procedures applicable to the proposed transaction described in Section 2.02 or Section 2.03 and such offer(s) shall have expired or been rejected as provided herein;

            (d) Such Transfer (other than a Permitted Transfer) is to be effected after May 10, 1998 on the basis that the parties desire to preclude any Transfer (other than a Permitted Transfer) during the first two years of the Corporation to stabilize the Corporation's ownership structure; and

            (e) If not already so required by the applicable provisions hereof and except for any McFarland Permitted Transfer or Intellicall Permitted Transfer, the transferring Shareholder gives the Corporation at least 10 days prior written notice of such proposed Transfer.

     2.02.  RIGHT OF FIRST REFUSAL.

            (a) OFFER TO SELL. In the event that any Shareholder proposes to Transfer its Shares after May 10, 1998 pursuant to a bona fide third party offer or otherwise other than by a Permitted Transfer (such Shareholder is hereinafter referred to as a "Selling Shareholder"), it shall make a written offer to sell first to the Corporation and second to the other Shareholder(s) all the Shares the Selling Shareholder proposes to so Transfer (the "Offered Shares"). The Selling Shareholder shall attach to the offer to sell a copy of the bona fide offer ("Offer") received which shall specify the type of Transfer, the number of Offered Shares, the name and address of any prospective transferee(s), the proposed purchase price per share, the terms of payment and any other material terms of the Transfer.

            (b) OPTIONS TO PURCHASE OFFERED SHARES. The Corporation shall have the first option to purchase all of the Offered Shares for the purchase price and upon the terms set forth in the Offer, exercisable by giving written notice to the Selling Shareholder and to the nonselling shareholder(s) within five (5) business days after receipt of the Offer, which notice shall set forth the Corporation's intent to purchase the Offered Shares. In the event of such notice, the sale shall be effected as set forth in Section 2.04 below.

            If the Corporation elects not to purchase the Offered Shares, each of the nonselling shareholder(s) (in that proportion which the Shares owned by each nonselling shareholder electing to purchase Shares of the Selling Shareholder bears to the Shares owned by all nonselling shareholder(s) electing to purchase Shares of the Selling Shareholder) shall have the second option to purchase all of the Offered Shares, for the purchase price and upon the terms set forth in the Offer, exercisable by giving written notice to the Selling Shareholder and the Corporation within five (5) business days after the expiration date of the Corporation's option. Notwithstanding anything contained herein to the contrary, in the event the nonselling shareholder(s) who desire to purchase the Offered Shares purchase less than all of the Offered Shares, the provisions of Section 2.02 (c) hereof shall apply.

            (c) FAILURE TO EXERCISE OPTION TO PURCHASE. If the options to purchase the Offered Shares are not timely exercised by the Corporation and/or the nonselling shareholder(s), or if such options are exercised but not timely consummated, or if the Corporation or the nonselling shareholder(s) do not elect to purchase all of the Offered Shares, all through no fault of the Selling Shareholder, then the Selling Shareholder may promptly make a bona fide Transfer of the Offered Shares to the prospective transferee(s) named in the Offer, at the price and on the terms and conditions and strictly in accordance with the Offer; provided, that any transferee's right in and to any of the Shares shall be subject to the conditions and restrictions set forth in this Agreement. Notwithstanding the foregoing, if the Selling Shareholder shall fail to consummate such Transfer within thirty (30) days after expiration of the time provided for the exercise of the options of the nonselling shareholder(s) and the Corporation, the Selling Shareholder's right to Transfer in accordance with the Offer shall expire and the Selling Shareholder shall be required to re-offer any Offered Shares in accordance with this Article II prior to any subsequent Transfer of its Shares.

     2.03. TAG ALONG RIGHT. No Shareholder or group of Shareholders shall Transfer any shares of Voting Stock other than by a Permitted Transfer if, upon such Transfer, the acquiror together with the acquiror's Affiliates would thereby hold more than 50% of aggregate number of issued and outstanding Shares of Voting Stock of the Company, as determined on the date of such sale or conveyance, unless it or they shall have given all other Shareholder(s) holding Voting Stock not less than thirty (30) days written notice of the proposed sale or conveyance and the terms and conditions thereof ("Notice of Control Transfer"). Upon receipt of such Notice of Control Transfer, the other Shareholder(s) holding Voting Stock shall each have the right, exercisable on written notice within twenty (20) days after the date of receipt of such notice ("Notice of Tag Along"), to preclude such proposed Transfer unless the acquiror also agreed to purchase from each such electing Shareholder that number of Shares designated by the electing Shareholder to be sold to the acquiror at a price equal to the greater of (i) the price per share specified in the Notice of Control Transfer or (ii) the highest price per share paid by acquiror or its Affiliates for any of its Shares. If all Shareholders fail to provide a Notice of Tag Along Right within the time required, the Shareholder(s) providing the notice of the proposed transfer, for a period of thirty (30) days from the date on which the nonparticipating Shareholders' rights to exercise the foregoing tag along right terminates, shall be free to sell the Offered Shares to the same transferee on the same terms and conditions specified in the Notice of Control Transfer; provided, however, that any transferee's right in and to any of the Shares of Voting Stock shall be subject to the conditions and restrictions set forth in this Agreement; and provided further, that if the transfer shall not be made within said 30-day period, the right to transfer in accordance with the notice will expire, and all provisions of this Agreement (including the provisions of this Section 2.03) will remain in full force and effect. In the event that any Shareholder provides Notice of Tag Along Right, the sale shall be effected as set forth in Section 2.04 below.

     2.04. CLOSING: EFFECT OF DELIVERY. The closing of any transfer pursuant to this Article II shall take place at the offices of the Corporation. The Selling Shareholder, the Corporation and/or the nonselling shareholder(s) who together are to participate in a transaction pursuant to this Article II shall mutually agree upon a date of closing that is either within the prescribed period for such Transfer, or if no period is prescribed for such Transfer hereunder, then within thirty (30) days following the last date all notices of exercise are permitted. At the closing, the transferee(s) shall deliver the purchase price in the manner set forth in this Article II, and the Selling Shareholder shall deliver the Shares to be transferred duly endorsed for transfer, free and clear of all security interests, liens, encumbrances, and restrictions. Upon the Transfer of all of its Shares in compliance with this
Article II, the Selling Shareholder shall no longer be a party to this Agreement, and all of his rights and obligations hereunder shall terminate.


                                    ARTICLE III
                       AGREEMENTS WITH RESPECT TO THE AFFAIRS
                         AND MANAGEMENT OF THE CORPORATION

     3.01. BOARD OF DIRECTORS. So long as this Agreement shall remain in effect, each of the Shareholders covenants and agrees to vote or cause to be voted all shares of Voting Stock with respect to which it has the power to vote or direct the vote in favor of: (a) fixing the number of directors at eight (8) or such other number as agreed by the Supermajority Vote of the directors of the Corporation; and (b) electing to the Board of Directors of the Corporation two persons designated by Intellicall (acknowledged to be John J. McDonald, Jr. and Patrick V. Stark as of the date of the next board meeting), two persons designated by Triad-ILD (acknowledged to be Michael F. Lewis and F. Edward Brooks as of the date hereof), one person nominated by Stephens (expected to be William Porter Payne), one person nominated by Clark, Holmes and Bowers

(acknowledged to be C. Read Morton, Jr.) and one independent director (currently Dennis Stoutenburgh) nominated by Intellicall but subject to the approval of a majority of the directors; provided, however, that (a) in the event that Triad-ILD, Intellicall, Stephens or Clark/Bowers/Holmes shall elect, in its sole discretion, not to nominate a person or persons to serve as designated directors on the Board of Directors of the Corporation, then and in such event said director or directors shall be elected in the manner provided by the bylaws of the Corporation and (b) the right of Triad-ILD, Intellicall, Stephens or Clark/Bowers/Holmes, as the case may be, to designate or consent to any person to serve on the Board of Directors of the Corporation shall (i) with respect to Triad-ILD or Intellicall, be reduced to one designated board seat if such party had, in one or more transactions, Transferred (other than by a Permitted Transfer) shares of Voting Stock constituting at least 50% of the shares of Voting Stock held by such party as of the date of this Agreement or
(ii) terminate if such party (or parties in the case of Clark/Bowers/Holmes) had, in one or more transactions, Transferred (other than by a Permitted Transfer) shares of Voting Stock constituting at least 75% of the shares of Voting Stock held by such party as of the date of this Agreement. Notwithstanding the foregoing, if either of the above parties does not nominate a person to serve as a director, such party shall nonetheless be permitted to designate a representative to receive notice of all meetings or actions and to attend all meetings of the Board of Directors of the Corporation. The parties also stipulate and agree that counsel to the Corporation shall be invited to each board meeting to serve as secretary of the meeting unless otherwise agreed by all directors. For the purposes of this Section 3.01, Intellicall shall mean Intellicall, Inc. or any secured lender to Intellicall who takes title to Intellicall's shares of Voting Stock.

     3.02. EVENTS REQUIRING SUPERMAJORITY APPROVAL. The Shareholders and the Corporation hereby agree and covenant that the following actions (and any agreements to effect any of the following actions) may be undertaken by the Corporation only with the affirmative approval of 80% of such directors or, if to be undertaken on the basis of action by the shareholders, by the affirmative vote of shareholders holding not less than 80% of shares entitled to vote on such action, in each case only to the extent otherwise permitted by the Delaware General Corporation Law (for the purposes hereof, "Corporation" shall mean the Corporation or any of its subsidiaries):

            a. BANKRUPTCY, INSOLVENCY OR LIQUIDATION. Institution of any proceedings under bankruptcy laws or other laws of general application to debtors seeking relief from claims of creditors, or having a receiver or trustee appointed for the benefit of the Corporation, the undertaking of any action that would render the Corporation insolvent or unable to pay its debts as they become due, making a general assignment for the benefit of creditors, or causing a dissolution, liquidation or winding-up of the Corporation.

            b. AMENDMENTS OR CHANGES TO ORGANIZATIONAL DOCUMENTS. The amendment, modification, supplementation or repeal of the Corporation's Second Amended and Restated Certificate of Incorporation or bylaws, or any issuance of Shares to any third parties which third party is or will be a Shareholder hereunder.

            c. MERGER, CONSOLIDATION OR SALE OF ASSETS. The sale of the Corporation to an unaffiliated third party in an arm's-length transaction (whether by merger, consolidation, sale of all or substantially all of its assets or sale of all of the outstanding shares of capital stock).

            d. REMOVAL OR HIRING OF PRINCIPAL OFFICER OF THE CORPORATION. The hiring or removal by the Corporation of the Corporation's chief executive officer (or chief operating officer or like officer if such serves as the principal executive officer of the Corporation).

            e. APPROVAL OF ANNUAL BUDGETS. The approval of any annual budget or operating plan for the Corporation.

            f. INCREASING NUMBER OF DIRECTORS. Increasing the number of directors of the Corporation or specifying any director seats other than which may be designated by any Shareholder as contemplated in Section 3.01 hereof


                                     ARTICLE IV
                         TERM AND TERMINATION OF AGREEMENT

     4.01. TERM. The term of this Agreement shall commence with the date hereof and shall continue thereafter for a period of ten (10) years, subject to renewal by the parties.

     4.02. TERMINATION. This Agreement shall terminate prior to the end of its term upon the occurrence of any of the following events:

            a. Bankruptcy, receivership or dissolution of the Corporation;

            b. The voluntary agreement of all parties to this Agreement; or

            c. An initial public offering the Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, and applicable state securities laws so that the Corporation receives at least $15,000,000 in proceeds from the sale of its capital stock.


                                     ARTICLE V
                          STOCK LEGEND;  ADDITIONAL SHARES

     5.01. LEGEND. Upon the execution of this Agreement, the parties hereto shall cause all certificates for Shares now or hereafter issued to a party (other than the Shares of McFarland to be transferred pursuant to a McFarland Permitted Transfer) hereunder to be endorsed as follows:

     "THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE HELD SUBJECT TO AND THEIR TRANSFER IS RESTRICTED UNDER THE TERMS OF A THIRD AMENDED AND RESTATED SHAREHOLDERS' AGREEMENT DATED AS OF APRIL 3, 1998 BY AND AMONG THE CORPORATION AND CERTAIN OF ITS SHAREHOLDERS, A COPY OF WHICH IS ON FILE AND IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE CORPORATION."

     5.02. ADDITIONAL SHARES. The parties hereto agree that any additional Shares to be issued by the Corporation to any Shareholder shall be subject to this Agreement (subject to the procedure for exceptions set forth in Section 3.02(b)) and shall have endorsed thereon the appropriate notice contained in this Article V.


                                     ARTICLE VI
                            IMPROPER TRANSFER; REMEDIES

     6.01. IMPROPER TRANSFER. No Transfer of any of the Shares, or any interest therein (whether voluntarily, by operation of law, or pursuant to any order or decree of any court) shall be effective unless made pursuant to the provisions of this Agreement.

     6.02.  REMEDIES.

            a. Shares subject to this Agreement are not readily marketable, and, for that reason and other reasons, the parties will be irreparably damaged if this Agreement is not specifically enforced. In this regard, the parties declare that it is impossible to measure in money the damages that will accrue to a person having rights under this Agreement by reason of a failure of another to perform any obligation under this Agreement. Therefore, this Agreement shall be enforceable by specific performance or any other equitable remedy. If any person shall institute any action or proceeding to enforce the provisions of this Agreement, any person subject to this Agreement against whom such action or proceeding is brought hereby waives the claim or defense that the person instituting the action or proceeding has an adequate remedy at law, and no person shall in any action or proceeding put forward the claim or defense that an adequate remedy at law exists. Should any dispute concerning the transfer of Shares arise under this Agreement, an injunction may be issued restraining the transfer of such Shares pending the determination of such dispute.

            b. Should any Shareholder Transfer any of its Shares contrary to the terms of this Agreement but the transferee is a bona fide purchaser without notice of the restrictions on the Shares, then the other Shareholders shall have the option, exercisable pro rata by written notice within one year after such other Shareholders receive actual notice of such transfer, to purchase such Shares from the holder thereof at the price and on the terms at which the same were sold or otherwise transferred.

                                    ARTICLE VII
                                   MISCELLANEOUS

     7.01. FURTHER ASSURANCES. Any Shareholder or estate of a deceased Shareholder shall execute such evidences of transfer, receipts and/or releases as shall reasonably be required by for the protection of all parties concerned and to carry out the intent of this Agreement.

     7.02. NOTICES. Any and all notices, offers, demands or elections required or permitted to be made under this Agreement or by law shall be in writing, signed by the party giving such notice, and delivered personally or sent by overnight delivery by a reputable courier system with proof of delivery, or by registered or certified mail, to the other party at the address set forth on the signature page(s) hereof, or at such other address as the other party may hereafter designate in writing. The date of personal delivery or five (5) days following the date of mailing, as the case may be, shall be the date of such notice. Any notice to the Corporation shall be conspicuously marked on the face thereof: "Attention: President."

     7.03. BINDING EFFECT/ASSIGNMENT. This Agreement shall be binding upon the parties, their heirs, legal representatives, successors and assigns. No party to this Agreement shall have the right to assign this Agreement or any interest herein or under this Agreement, without the prior written consent of the other party.

     7.04. GOVERNING LAW. This Agreement shall be construed and governed under and by the laws of the State of Delaware.

     7.05. SEVERABILITY. In the event any provision, clause, sentence, phrase or word hereof, or the application thereof in any circumstances, is held to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder hereof, or of the application of any such provision, sentence, clause, phrase or word in any other circumstance.

     7.06. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all such counterparts together shall constitute one and the same contract, which shall be sufficiently evidenced by any such original counterparts.

     7.07. HEADINGS; GENDER. The paragraph headings hereof are for convenience of reference only and shall not be construed as being a part of this Agreement. All pronouns and any variations thereof refer to the masculine, feminine or neuter gender, and the singular or plural number, as the context requires.

     7.08. ENTIRE AGREEMENT. This Agreement expressly supersedes the Second Amended and Restated Shareholders' Agreement dated as of December 15, 1997 and represents the entire agreement of the parties with respect to the subject matter hereof, and shall not be amended, modified or changed except by written instrument executed by all other parties hereto.

     IN WITNESS WHEREOF, each of the Corporation and the Shareholders has caused this Agreement to be executed by its duly authorized representative, as of the date and year first above written.


                                   CORPORATION:

                                   ILD TELESERVICES, INC.

                                   By: /s/ Dennis J. Stoutenburgh
                                       --------------------------------------
                                               Dennis J. Stoutenburgh
                                                 Title:  President


                                                 [CORPORATE SEAL]



                                   SHAREHOLDERS:

                                   INTELLICALL, INC.

                                   By: /s/ John Carradine
                                       --------------------------------------

                                   Title: Chief Financial Officer
                                          -----------------------------------


                                                 [CORPORATE SEAL]


                                   ADDRESS:
                                            ---------------------------------

                                   ------------------------------------------

                      [Signatures Continued on Following Page]

                                   TRIAD-ILD PARTNERS, L.P.
                                   By: Triad-ILD, Inc., Its General Partner

                                   /s/ Michael F. Lewis
                                   --------------------------------------------
                                   Michael F. Lewis, President



                                        [CORPORATE SEAL]


                                   ADDRESS:  13000 Sawgrass Village Circle
                                             Suite 5
                                             Ponte Vedra Beach, Florida 32082


                                   MORRIS TELECOMMUNICATIONS, LLC

                                   By: /s/ Edward Brooks
                                       -----------------------------------------

                                   Title: VP/CFO
                                          --------------------------------------

                                        [CORPORATE SEAL]


                                   ADDRESS: 27 Abercorn St.
                                            ------------------------------------
                                   Savannah, Ga. 31401
                                   ---------------------------------------------


                                   TRIAD-ILD PARTNERS II, L.P.
                                   By: Triad-ILD, Inc., Its General Partner

                                   /s/ Michael F. Lewis
                                   ---------------------------------------------
                                   Michael F. Lewis, President

                                   ADDRESS:  13000 Sawgrass Village Circle
                                             Suite 5
                                             Ponte Vedra Beach, Florida 32082



                      [Signatures Continued on Following Page]

                                   MCFARLAND

                                   By: /s/ Reginald P. McFarland
                                       --------------------------------------
                                          Reginald P. McFarland

                                   ADDRESS:
                                            ---------------------------------

                                   ------------------------------------------

                                   TRIAD-ILD PARTNERS III, L.P.
                                   By: Triad-ILD, Inc., Its General Partner

                                   /s/ Michael F. Lewis
                                   ------------------------------------------
                                   Michael F. Lewis, President

                                   ADDRESS:  13000 Sawgrass Village Circle
                                             Suite 5
                                             Ponte Vedra Beach, Florida 32082


                                   STEPHENS HOLDING COMPANY

                                   By: /s/ C. Ray Gash
                                       --------------------------------------

                                   Title: Vice President
                                          -----------------------------------

                                        [CORPORATE SEAL]


                                   ADDRESS:
                                            ---------------------------------

                                   ------------------------------------------


                                   CLARK ENTERPRISES, INC.

                                   By: /s/ Robert Flanagan
                                       --------------------------------------
                                   Title: Executive Vice President
                                          -----------------------------------

                                   ADDRESS:
                                            ---------------------------------

                                   ------------------------------------------


                      [Signatures Continued on Following Page]

                                   BOWERS

                                   By: /s/ Nelson E. Bowers
                                       --------------------------------------
                                          Nelson E. Bowers

                                   ADDRESS:
                                            ---------------------------------

                                   ------------------------------------------


                                   WORLDCOM, INC.

                                   By: /s/ K. William Grothe, Jr.
                                       --------------------------------------

                                   Title: Vice President
                                          -----------------------------------


                                        [CORPORATE SEAL]


                                   ADDRESS:
                                            ---------------------------------

                                   ------------------------------------------


                                   HOLMES

                                   By: /s/ William K. Holmes
                                       --------------------------------------
                                          William K. Holmes


                                   ADDRESS: 760 Fieldstone Drive
                                            ---------------------------------
                                   Macon, Georgia 31210
                                   ------------------------------------------